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EXHIBIT 16
                           CHARLES J. DAVITIAN, C.P.A.
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 922-0130

United States Security and Exchange Commission
Washington, D.C.  20549

Gentleman:

This letter will confirm that I am in agreement with the statement made by the Company with regard to my voluntary resignation.


/s/ Charles J. Davitian
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Charles J. Davitian

New York, New York
September 26, 1996